Exhibit 21.1
List of Subsidiaries of GitLab Inc.
(including place of incorporation)
GitLab Federal, LLC – (United States)
GitLab GK – (Japan)
GitLab Korea Limited – (South Korea)
GitLab B.V. – (Netherlands)
GitLab IT B.V. – (Netherlands)
GitLab UK Limited – (United Kingdom)
GitLab GmbH – (Germany)
GITLAB PTY LTD – (Australia)
GITLAB CANADA CORP. – (Canada)
GitLab France SAS – (France)
GitLab Iberia, S.L. - (Spain)
GitLab India Private Limited - (India)
GITLAB IRELAND LIMITED – (Ireland)
GitLab Israel Ltd. - (Israel)
GitLab Services Inc. – (United States)
GITLAB SINGAPORE HOLDING PTE. LTD. – (Singapore)
GITLAB SINGAPORE PTE. LTD. – (Singapore)
GitLab Information Technology (Hubei) Co., Ltd. – (China)
JiHu Innovation (Beijing) Information Technology Co., Ltd - (China)
JiHu GitLab Technology Limited - (Hong Kong)
JiHu Information Technology (Chongqing) Co., Ltd - (China)
JiHu Information and Technology Hefei Co., Ltd. - (China)

JiHu Effective (Shanghai) Information Technology Co., Ltd. - (China)
JiHu Innovation (Shenzhen) Information Technology Co., Ltd. - (China)
Opstrace, LLC - (USA)
Oxeye Security Inc. - (USA)
Arch Data, Inc. - (USA)
JiHu Yuansheng (Beijing) Internet Technology Co. Ltd. - (China)